UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 4, 2010

IA Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-15863	13-4037641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 California Street, Suite 2450, San Francisco, CA 94111

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code) (415)-946-8828

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.

Proposed Acquisition of Zest Corporation Co Ltd and Zest Home Co Ltd (“Zest”)

On July 15, 2010, IA Global, Inc. (the “Company”) signed a letter of intent to acquire 100% of Zest from Kansai Trust Co Ltd, Japanese companies. Zest reported revenues of 2.37 billion JPY or approximately $28 million at current exchange rates and was profitable during the year ended March 31, 2010. The acquisition is expected to close by September 15, 2010.

Proposed Acquisition of Solar Power Engineering Co Ltd (“Solar Power”)

On September 7, 2010 announced the signing of a letter of intent to acquire 100% of Solar Power from Vegitus Co Ltd, both Japanese companies.

Solar Power is an engineering services company that provides inspection, maintenance and solar cell production services that enable their customers to achieve industry leading productivity and yield. Solar Power operates out of Nara, Japan and expects to report revenues of approximately $17 million for their core service business during the next 12 months. Solar Power employs 90 engineers and has over 40 years experience in solar production processes that can be easily scaled to help meet the growing worldwide demand for efficient solar cell production.

Solar Power is expected to be acquired for the equivalent of 100,000,000 JPY or approximately $1,145,000 at the current exchange rate. The acquisition is expected to be financed through 50,000,000 JPY cash or debt along with the issuance of 38,166,666 shares of IAGI common stock (or the equivalent of 50,000,000 JPY at $0.015 per share).

The letter of intent is subject to (i) approval of the acquisition by the Board of the Company; (ii) agreement to customary terms and conditions, including a prohibition on issuance of new shares, options or warrants by Solar Power; (iii) resolution between Solar Power and its main bank regarding the outstanding loan balance repayment plan; and (iv) closing of funding. The acquisition is expected to close by December 15, 2010.

The letter of intent will be included as an exhibit to Form 10-Q for the three months ended September 30, 2010.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On September 4, 2010, the Company entered into an Employment Agreement Extension with Brian Hoekstra (“Hoekstra Extension”), the Company’s Chief Executive Officer, which extends his Employment Agreement dated September 4, 2009 to December 4, 2010.

The Hoekstra Extension will be included as an exhibit to Form 10-Q for the three months ended September 30, 2010.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Press Release issued by IA Global, Inc. on September 7, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IA Global, Inc.

(Registrant)

Dated: September 7, 2010

By:	/s/ Mark Scott Mark Scott Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by IA Global, Inc. on September 7, 2010.